Rule 424 (b) (3)
Registration No. 333-177949
CUSIP #:63743HED0

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
Senior Debt Securities	$325,000,000.00	$37,245.00

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

(2)	The amount in this column has been transmitted to the SEC in connection with the securities offered by means of this pricing supplement.

TRADE DATE: 8/07/2012
SETTLEMENT DATE: 8/10/2012
PRICING SUPPLEMENT NO. 5741 DATED August 7, 2012
TO PROSPECTUS SUPPLEMENTAL DATED November 17, 2011
AND BASE PROSPECTUS DATED November 14, 2011

NATIONAL RURAL UTILITES COOPERATIVE FINANCE CORPORATION

Medium-Term Notes, Series C
With Maturities of Nine Months or More from Date of Issue

Floating Rates Notes

Principal Amount:	$325,000,000.00

Issue Price:	100% of Principal Amount

Original Issue Date:	8/10/2012

Maturity Date:	8/09/2013

Initial Interest Rate:	Determined as if the Original Issue Date was an Interest Reset Date

Base Rate:	USD LIBOR

Spread:	Plus 10 basis points

Index Maturity	3 month

Interest Payment Dates:	November 9, 2012, February 9, 2013, May 9, 2013, and the Maturity Date

Interest Reset Dates:	November 9, 2012, February 9, 2013, May 9, 2013, and the Maturity Date

Redemption Date:	None

Agent’s Discount or Commission:	0.05%

Agents(s)	RBS Securities Inc

Capacity:	Principal

Form of Note:	Book-Entry
(Book-Entry or Certificated)

Other Terms:	None

Medium-Term Notes, Series C may be issued by the Company in an unlimited aggregate principal amount.